WILLSCOT MOBILE MINI HOLDINGS REPORTS THIRD QUARTER 2022 RESULTS

Commercial Momentum Continues and Divestiture Proceeds Reinvested to Compound Growth

Outperformance in Modular and Storage Segments Fully Offsets Impact of Discontinued Operations
PHOENIX (November 2, 2022) - WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini Holdings” or the “Company”) (Nasdaq: WSC), the North American leader in innovative flexible workspace and portable storage solutions, today announced third quarter 2022 results and provided an update on operations and the current market environment, including the following highlights:

•Execution across organic and inorganic growth levers in continuing operations resulted in third quarter revenue of $604 million, income from continuing operations of $86 million and Adjusted EBITDA of $251 million. These results exclude our prior Tank and Pump segment, which was divested on September 30th and is reported as discontinued operations in all periods. Including results from discontinued operations, net income was $129 million and Adjusted EBITDA was $264 million.
•Adjusted EBITDA Margin from continuing operations of 41.6% expanded 270 basis points year-over-year.
•Generated $210 million of Cash From Operations and $83 million of Free Cash Flow in the quarter, up 61.3% and 6.2% respectively, year-over-year, with Free Cash Flow Margin of 12% over the last twelve months.
•Closed four acquisitions of regional and local storage and modular companies in Q3 2022 and 13 acquisitions in the last twelve months with consistent pipeline heading into 2023.
•Returned $197 million to shareholders by repurchasing 5.3 million shares of Common Stock during the quarter, reducing economic share count by 6.4% over the last twelve months as of September 30, 20221.
•Reduced leverage to 3.4x Net Debt to LTM Adjusted EBITDA.
•Updated full-year 2022 Adjusted EBITDA outlook range from continuing operations to between $910 million and $930 million, representing 30% to 33% growth versus 2021.

Brad Soultz, Chief Executive Officer of WillScot Mobile Mini Holdings, commented, "Our strong commercial performance continued in the third quarter. Volumes, average monthly rates, and Value Added Products (VAPS) penetration grew, and along with the sequential stabilization of SG&A, resulted in Consolidated Adjusted EBITDA margins of 41.6% expanding by 270 basis points year-over-year and 140 basis points sequentially. As we position for 2023, we are particularly focused on our cross-selling initiatives to continue driving volumes. To support and extend our rate trajectory, we continue to evolve our commercial approach for portable storage units and ground level offices. Our sales team is shifting from transactional to value-based selling as we emphasize our differentiated value proposition with product positioning, best-in-class logistics and customer service, and VAPS. These idiosyncratic growth levers represent powerful tailwinds that give us visibility into lease revenue growth well beyond 2023."

Soultz continued, "The consistent, compounding growth of our core segments and the successful divestiture of the Tank and Pump segment during the quarter together reduced leverage from 3.7x in Q2 to 3.4x in Q3 and comfortably within our target 3.0x - 3.5x range. The capital from the divestiture is already being redeployed consistent with our capital allocation framework, including re-investment in our Modular and Storage segments, continued M&A, and returns to shareholders."

Soultz concluded, "With Adjusted EBITDA from continuing operations of $251 million in Q3 and our updated outlook range, we are clearly on track to eclipse the $1 billion Adjusted EBITDA run-rate milestone that we set at our November 2021 Investor Day. I am excited to further focus our team on our core business as we complete an incredibly successful 2022 and look forward to 2023."

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2022	2021	2022	2021
Revenue	$604,173	$461,047	$1,632,339	$1,295,634
Income from continuing operations	$85,728	$57,113	$200,099	$75,278
Adjusted EBITDA[2]	$251,339	$179,203	$652,529	$499,359
Adjusted EBITDA Margin (%)[2]	41.6%	38.9%	40.0%	38.5%
Net cash provided by operating activities	$210,385	$130,447	$544,238	$392,055
Free Cash Flow[2,5]	$83,386	$78,493	$207,428	$251,709
Fully Diluted Shares Outstanding	217,927,725	231,868,397	223,933,319	234,084,800
Free Cash Flow Margin (%)[2,5]	13.1%	16.0%	12.0%	18.3%
Return on Invested Capital[2]	16.3%	12.7%	14.2%	11.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA by Segment (in thousands)[2]	2022	2021	2022	2021
NA Modular	$140,673	$106,825	$372,502	$307,741
NA Storage	98,695	59,123	243,282	154,971
UK Storage	11,971	13,255	36,745	36,647
Consolidated Adjusted EBITDA	$251,339	$179,203	$652,529	$499,359

Third Quarter 2022 Results2
Tim Boswell, President and Chief Financial Officer of WillScot Mobile Mini Holdings, commented, "Our strong commercial execution translated into outstanding financial results and an accelerating run-rate heading into 2023. With the divestiture of our Tank and Pump segment, we are more streamlined and more focused. The results of that segment are reported as discontinued operations in Q3 and all prior periods. From our continuing operations, revenues of $604 million increased by 31%, Adjusted EBITDA of $251 million increased by 40%, and Income from continuing operations of $86 million and diluted EPS from continuing operations of $0.39 increased by 50% and 66%, respectively. Consolidated Adjusted EBITDA margin of 41.6% expanded by 270 basis points, with the predictable compounding effects of pricing and VAPS offsetting inflationary pressures and variable costs in what was our strongest quarter for Modular deliveries since 2019. Our ability to pass through costs effectively was evident across all revenue streams and particularly in our Delivery and Installation services, where margins expanded by 870 basis points year-over-year, and the team is executing multiple initiatives to optimize rates and costs. And most importantly, this good work is all driving cash flows from operations, which increased 61% year-over-year to $210 million, and Free Cash Flow of $83 million increased 6% year-over-year."

Boswell continued, "With the close of the Tank and Pump divestiture, we reduced leverage to 3.4x, which when combined with the expected predictable growth of our cash flows heading into 2023 gives us extraordinary capital allocation flexibility. In the third quarter, we continued to invest organically in storage fleet, modular refurbishments, and VAPS. We invested $105 million in acquisitions. And we repurchased $197 million of our common stock in Q3, reducing our economic share count by 6.4% over the last twelve months."

Boswell concluded, "Given our performance year to date and excluding results from the divested Tank and Pump segment, we are raising our full year guidance for our continuing operations to $2.22 billion to $2.27 billion of revenue and $910 million to $930 million of Adjusted EBITDA. For reference, comparable guidance including the Tank and Pump segment for all of 2022 would have been $955 million to $980 million of Adjusted EBITDA. Importantly, acquisitions and outperformance in the third quarter in our core Modular and Storage segments completely offset the earnings divested with the Tank and Pump segment, such that we believe that our run-rate heading into 2023 is unchanged but with a more streamlined portfolio and a superior revenue mix. As we moderate organic capital expenditures heading into Q4 and 2023, we remain on track to achieve our $500M Free Cash Flow run-rate. And we remain incredibly convicted in our $1B portfolio of idiosyncratic growth drivers that we discussed at our November 2021 Investor Day and equally confident in the consistent execution by our team in all operating environments."

Consolidated Q3 2022 Results
•Revenue of $604.2 million increased by 31.1% year-over-year due to organic revenue growth levers in the business and due to the impact of acquisitions. Recent acquisitions contributed approximately $22.4 million to total revenues.
•Adjusted EBITDA of $251.3 million increased by 40.2% year-over-year and Consolidated Adjusted EBITDA margin of 41.6% increased by 270 basis points year-over-year due to strong pricing and volume trends and an 870 basis point expansion of delivery and installation margins, partially offset by increased variable leasing costs from higher activity levels, as well as continuing inflationary pressures.
•Including results from discontinued operations, Adjusted EBITDA was $264.4 million.
NA Modular
•Revenue of $375.4 million increased by 25.5% year-over-year.
◦Average modular space monthly rental rate increased $157 year-over-year, or 18.8%, to $991.
◦Average modular space units on rent increased 3,146 units year-over-year, or 3.7%, to 87,364. Units on rent have grown 5.1% year-to-date from 12/31/2021 to 9/30/2022, which has been split evenly between organic growth and via acquisition.
◦Value Added Products (VAPS) average monthly rate, a component of average modular space monthly rental rate above, increased $56 year-over-year, or 24%, to $287. For delivered units over the last 12 months, VAPS average monthly rate increased $57 year-over-year, or 15%, to $439.
•Adjusted EBITDA of $140.7 million increased by 31.8% year-over-year and Adjusted EBITDA Margin of 37.5% expanded by 176 basis points.
NA Storage
•Revenue of $202.6 million increased by 51.3% year-over-year.
◦Average portable storage monthly rental rate increased $42 year-over-year, or 27.1%, to $197.
◦Average portable storage units on rent increased by 38,823 units year-over-year, or 28.3%, to 175,946. Of this increase, approximately 19,000 of the units on rent increase was driven by organic volume growth. The remainder of the increase was driven by the acquisition of approximately 20,000 average units on rent from Q4 2021 to Q3 2022.
•Adjusted EBITDA of $98.7 million increased by 66.9% year-over-year and Adjusted EBITDA Margin of 48.7% expanded by 455 basis points.
UK Storage
•Revenue of $26.2 million decreased 6.8% year-over-year and Adjusted EBITDA of $12.0 million decreased by 9.8%, driven entirely by the weakening of the British Pound relative to the US Dollar. In local currency, revenue increased 9.1% year-over-year, driven by a 13.6% increase in portable storage average monthly rental rates and an 8.4% increase in average portable storage units on rent, and Adjusted EBITDA increased by 5.7% year-over-year.
Tank and Pump (Discontinued Operations)
•Completed divestiture of Tank and Pump segment effective September 30, 2022. Earnings from the Tank and Pump segment are reported as discontinued operations in the third quarter of 2022 and all prior periods. Proceeds from the sale, valued at approximately $323 million, were used to reduce the outstanding balance on our asset backed revolving credit facility and pay off related capital leases. The divestiture resulted in a one-time gain on sale of discontinued operations of $34.0 million in the quarter.

Capitalization and Liquidity Update2
As of September 30, 2022:
•Repurchased 5.3 million shares of Common Stock for $197 million in the third quarter 2022, contributing to a 6.4% reduction in our economic share count over the last twelve months.
•Maintained $1.1 billion of excess availability under the asset backed revolving credit facility; a flexible covenant structure and expected free cash flow acceleration will provide ample liquidity to fund multiple capital allocation priorities.
•As of September 30, 2022, weighted average interest rate was approximately 4.75% and annual cash interest expense based on the current debt structure and benchmark rates was approximately $142 million.
•No debt maturities prior to 2025.
•Reduced leverage to 3.4x last twelve months Adjusted EBITDA from continuing operations of $852 million, within our target range of 3.0x to 3.5x, while supporting strong organic demand, executing four tuck-in transactions, and repurchasing shares.

2022 Outlook 2, 3, 4
This guidance is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

$M	2021 Results Including T&P	Previous ' 22 Outlook Including T&P for FY'22	Current '22 Outlook Including T&P for FY'22	2021 Results Excluding T&P	Current '22 Outlook Excluding T&P for FY'22
Revenue	$1,895	$2,200 - $2,300	$2,340 - $2,400	$1,784	$2,220 - $2,270
Adjusted EBITDA[2,3]	$740	$900 - $940	$955 - $980	$699	$910 - $930
Net CAPEX[3,4]	$237	$325 - $375	$390 - $435	$221	$370 - $410

1 - Assumes common shares outstanding plus treasury stock method from warrants outstanding as of September 30, 2022 versus September 30, 2021 and the closing stock price of $40.33 on September 30, 2022.
2 - Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, and Return on Invested Capital are non-GAAP financial measures. Further information and reconciliations for these non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") are included at the end of this press release.
3 - Information reconciling forward-looking Adjusted EBITDA and Net CAPEX to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore no reconciliation to the most comparable GAAP measures is provided.
4 - Net CAPEX is a non-GAAP financial measure. Please see the non-GAAP reconciliation tables included at the end of this press release.
5 - Free Cash Flow incorporates results from discontinued operations. For comparability, reported revenue is adjusted to include results from discontinued operations to calculate Free Cash Flow Margin.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, Return on Invested Capital, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Income From Continuing Operations Excluding Gain/Loss from Warrants, and Net CAPEX. Adjusted EBITDA is defined as net income (loss) plus net interest (income) expense, income tax expense (benefit), depreciation and amortization adjusted to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Free Cash Flow is defined as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by revenue. Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by net assets. Adjusted earnings before interest and amortization is the sum of income (loss) before income tax expense, net interest (income) expense, amortization adjusted for non-cash items considered non-core to business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses, reduced by our estimated statutory tax rate. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 25%. Net assets is total assets less goodwill and intangible assets, net and all non-interest bearing liabilities and is calculated as a five quarter average. Adjusted Gross Profit is defined as gross profit plus depreciation of rental equipment. Adjusted Gross Profit Percentage is defined as Adjusted Gross Profit divided by revenue. Income From Continuing Operations Excluding Gain/Loss from Warrants is defined as income from continuing operations plus or minus the change in the fair value of the common stock warrant liability. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement. The Company believes that Free Cash Flow and Free Cash Flow Margin are useful to investors because they allow investors to compare cash generation performance over various reporting periods and against peers. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital. The Company believes that Adjusted Gross Profit and Adjusted Gross Profit Percentage are useful to investors because they allow investors to assess gross profit excluding non-cash expenses, which provides useful information regarding our results of operations and assists in analyzing the underlying performance of our business. The Company believes that Income from Continuing Operations Excluding Gain/Loss from Warrants is useful to investors because it removes the impact of stock market volatility from our operational results. The Company believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliation of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.

Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide a range of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. The Company provides Adjusted EBITDA guidance because we believe that Adjusted EBITDA, when viewed with our results under GAAP, provides useful information for the reasons noted above.

Conference Call Information
WillScot Mobile Mini Holdings will host a conference call and webcast to discuss its third quarter 2022 results and outlook at 10 a.m. Eastern Time on Thursday, November 3, 2022. To access the live call by phone, use the following link: https://register.vevent.com/register/BI099db532a3254e9db65c846dcc68cbdb. You will be provided with dial-in details after registering. To avoid delays, we recommend that participants dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website www.willscotmobilemini.com. Choose "Events" and select the information pertaining to the WillScot Mobile Mini Holdings Third Quarter 2022 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 12 months on the Company’s investor relations website.

About WillScot Mobile Mini Holdings
WillScot Mobile Mini Holdings trades on the Nasdaq stock exchange under the ticker symbol “WSC.” Headquartered in Phoenix, Arizona, the Company is a leading business services provider specializing in innovative flexible workspace and portable storage solutions. WillScot Mobile Mini services diverse end markets across all sectors of the economy from a network of approximately 260 branch locations and additional drop lots throughout the United States, Canada, Mexico, and the United Kingdom.

Forward-Looking Statements
This press release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook," "guidance" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: our pipeline, acceleration of our run rate, acceleration toward and the timing of our achievement of our three to five year milestones, growth and acceleration of cash flow, drive higher returns on invested capital, and Adjusted EBITDA margin expansion. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to achieve planned synergies related to acquisitions; our ability to successfully execute our growth strategy, manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs and inflationary pressures adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services and our ability to benefit from an inflationary environment; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2021), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscotmobilemini.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Nick Girardi	Jessica Taylor
investors@willscotmobilemini.com	jetaylor@willscotmobilemini.com

WillScot Mobile Mini Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenues:
Leasing and services revenue:
Leasing	$447,535	$342,599	$1,226,206	$965,894
Delivery and installation	132,837	91,910	341,027	252,914
Sales revenue:
New units	9,901	15,370	26,232	35,915
Rental units	13,900	11,168	38,874	40,911
Total revenues	604,173	461,047	1,632,339	1,295,634
Costs:
Costs of leasing and services:
Leasing	111,898	77,967	288,774	222,747
Delivery and installation	95,680	74,221	256,130	209,963
Costs of sales:
New units	6,007	11,175	15,469	24,322
Rental units	7,097	5,468	21,123	22,441
Depreciation of rental equipment	69,159	52,990	192,228	165,027
Gross profit	314,332	239,226	858,615	651,134
Expenses:
Selling, general and administrative	145,444	127,346	445,319	356,651
Other depreciation and amortization	17,066	16,459	50,895	51,793
Lease impairment expense and other related charges	—	601	254	2,328
Restructuring costs	—	1,856	(86)	11,956
Currency losses, net	236	127	247	196
Other (income) expense, net	(2,526)	1,475	(7,642)	202
Operating income	154,112	91,362	369,628	228,008
Interest expense	38,165	29,006	102,362	87,793
Fair value loss on common stock warrant liabilities	—	—	—	26,597
Loss on extinguishment of debt	—	—	—	5,999
Income from continuing operations before income tax	115,947	62,356	267,266	107,619
Income tax expense from continuing operations	30,219	5,243	67,167	32,341
Income from continuing operations	85,728	57,113	200,099	75,278

Discontinued operations:
Income from discontinued operations before income tax	10,802	5,391	24,488	14,255
Income tax expense from discontinued operations	1,986	1,401	5,496	3,612
Gain on sale of discontinued operations	34,049	—	34,049	—
Income from discontinued operations	42,865	3,990	53,041	10,643

Net income	$128,593	$61,103	$253,140	$85,921

Earnings per share from continuing operations:
Basic	$0.40	$0.25	$0.91	$0.33
Diluted	$0.39	$0.24	$0.89	$0.32
Earnings per share from discontinued operations:
Basic	$0.20	$0.02	$0.24	$0.05
Diluted	$0.20	$0.02	$0.24	$0.05
Earnings per share:
Basic	$0.60	$0.27	$1.15	$0.38
Diluted	$0.59	$0.26	$1.13	$0.37
Weighted average shares:
Basic	213,636,876	225,998,202	219,312,260	227,557,664
Diluted	217,927,725	231,868,397	223,933,319	234,084,800

Unaudited Segment Operating Data

Comparison of Three Months Ended September 30, 2022 and 2021

	Three Months Ended September 30, 2022
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Total
Revenue	$375,364	$202,645	$26,164	$604,173
Gross profit	$156,852	$141,035	$16,445	$314,332
Adjusted EBITDA	$140,673	$98,695	$11,971	$251,339
Capital expenditures for rental equipment	$81,052	$41,246	$4,605	$126,903
Average modular space units on rent	87,364	18,052	8,569	113,985
Average modular space utilization rate	67.8%	73.7%	71.5%	68.9%
Average modular space monthly rental rate	$991	$746	$391	$907
Average portable storage units on rent	556	175,946	27,794	204,296
Average portable storage utilization rate	63.1%	88.8%	89.7%	88.9%
Average portable storage monthly rental rate	$227	$197	$88	$182

	Three Months Ended September 30, 2021
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Total
Revenue	$299,051	$133,897	$28,099	$461,047
Gross profit	$127,854	$92,496	$18,876	$239,226
Adjusted EBITDA	$106,825	$59,123	$13,255	$179,203
Capital expenditures for rental equipment	$31,789	$11,920	$11,649	$55,358
Average modular space units on rent	84,218	16,316	9,298	109,832
Average modular space utilization rate	67.6%	77.6%	83.4%	70.1%
Average modular space monthly rental rate	$834	$602	$454	$767
Average portable storage units on rent	493	137,123	25,632	163,248
Average portable storage utilization rate	48.0%	83.2%	89.1%	83.9%
Average portable storage monthly rental rate	$179	$155	$90	$145

Comparison of Nine Months Ended September 30, 2022 and 2021

	Nine Months Ended September 30, 2022
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Total
Revenue	$1,022,720	$529,347	$80,272	$1,632,339
Gross profit	$439,573	$367,585	$51,457	$858,615
Adjusted EBITDA	$372,502	$243,282	$36,745	$652,529
Capital expenditures for rental equipment	$221,111	$95,699	$21,824	$338,634
Average modular space units on rent	86,310	18,223	8,470	113,003
Average modular space utilization rate	67.5%	74.7%	72.0%	68.9%
Average modular space monthly rental rate	$936	$673	$409	$853
Average portable storage units on rent	498	161,331	27,612	189,441
Average portable storage utilization rate	56.5%	86.0%	89.8%	86.4%
Average portable storage monthly rental rate	$201	$184	$92	$171

	Nine Months Ended September 30, 2021
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Total
Revenue	$854,657	$357,439	$83,538	$1,295,634
Gross profit	$356,992	$240,836	$53,306	$651,134
Adjusted EBITDA	$307,741	$154,971	$36,647	$499,359
Capital expenditures for rental equipment	$120,288	$24,165	$22,645	$167,098
Average modular space units on rent	84,589	16,371	9,256	110,216
Average modular space utilization rate	67.6%	78.5%	83.8%	70.2%
Average modular space monthly rental rate	$790	$570	$428	$727
Average portable storage units on rent	9,566	118,598	25,284	153,448
Average portable storage utilization rate	64.1%	78.0%	90.0%	78.7%
Average portable storage monthly rental rate	$129	$152	$86	$140

WillScot Mobile Mini Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$15,442	$12,699
Trade receivables, net of allowances for credit losses at September 30, 2022 and December 31, 2021 of $56,127 and $46,160, respectively	439,309	368,856
Inventories	44,873	32,092
Prepaid expenses and other current assets	39,691	36,539
Assets held for sale - current	951	32,854
Total current assets	540,266	483,040
Rental equipment, net	3,227,735	2,946,008
Property, plant and equipment, net	311,526	282,247
Operating lease assets	225,955	235,344
Goodwill	1,064,582	1,078,699
Intangible assets, net	431,291	451,928
Other non-current assets	8,909	10,797
Assets held for sale - non-current	—	285,536
Total long-term assets	5,269,998	5,290,559
Total assets	$5,810,264	$5,773,599
Liabilities and equity
Accounts payable	$160,262	$110,270
Accrued expenses	123,300	95,592
Accrued employee benefits	53,477	65,927
Deferred revenue and customer deposits	212,005	159,612
Operating lease liabilities - current	51,971	51,103
Current portion of long-term debt	13,497	11,968
Liabilities held for sale - current	—	23,173
Total current liabilities	614,512	517,645
Long-term debt	2,935,800	2,676,985
Deferred tax liabilities	385,854	337,784
Operating lease liabilities - non-current	174,777	184,199
Other non-current liabilities	18,182	15,737
Liabilities held for sale - non-current	—	44,486
Long-term liabilities	3,514,613	3,259,191
Total liabilities	4,129,125	3,776,836
Commitments and contingencies
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 211,243,820 and 223,939,527 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	22	22
Additional paid-in capital	3,112,076	3,616,902
Accumulated other comprehensive loss	(93,009)	(29,071)
Accumulated deficit	(1,337,950)	(1,591,090)
Total shareholders' equity	1,681,139	1,996,763
Total liabilities and shareholders' equity	$5,810,264	$5,773,599

Reconciliation of Non-GAAP Financial Measures

In addition to using GAAP financial measurements, we use certain non-GAAP financial information that we believe is important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
We evaluate business segment performance on Adjusted EBITDA, a non-GAAP measure that excludes certain items as described below. We believe that evaluating segment performance excluding such items is meaningful because it provides insight with respect to intrinsic operating results of the Company.
We also regularly evaluate gross profit by segment to assist in the assessment of the operational performance of each operating segment. We consider Adjusted EBITDA to be the more important metric because it more fully captures the business performance of the segments, inclusive of indirect costs.
We also evaluate Free Cash Flow, a non-GAAP measure that provides useful information concerning cash flow available to fund our capital allocation alternatives.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before income tax expense (benefit), net interest (income) expense, depreciation and amortization adjusted for certain items considered non-core to our business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, transaction costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses.
•Currency (gains) losses, net: on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency. Substantially all such currency gains (losses) are unrealized and attributable to financings due to and from affiliated companies.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Non-cash charges for stock compensation plans.
•Gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities.
•Other expense includes consulting expenses related to certain one-time projects, financing costs not classified as interest expense, and gains and losses on disposals of property, plant, and equipment.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing the Company’s results as reported under US GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as measures of cash that will be available to meet our obligations.

The following table provides unaudited reconciliations of Income from continuing operations to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Income from continuing operations	$85,728	$57,113	$200,099	$75,278
Income tax expense from continuing operations	30,219	5,243	67,167	32,341
Loss on extinguishment of debt	—	—	—	5,999
Fair value loss on common stock warrant liabilities	—	—	—	26,597
Interest expense	38,165	29,006	102,362	87,793
Depreciation and amortization	86,225	69,449	243,123	216,820
Currency losses, net	236	127	247	196
Restructuring costs, lease impairment expense and other related charges	—	2,457	168	14,284
Transaction costs	—	303	35	1,147
Integration costs	3,902	8,242	13,182	23,206
Stock compensation expense	7,180	6,157	22,628	14,305
Other	(316)	1,106	3,518	1,393
Adjusted EBITDA from continuing operations	251,339	179,203	652,529	499,359
Adjusted EBITDA from discontinued operations	13,048	10,946	37,016	29,870
Adjusted EBITDA including discontinued operations	$264,387	$190,149	$689,545	$529,229

The following table presents unaudited reconciliations of Income from discontinued operations before income tax to Adjusted EBITDA from discontinued operations for the Tank and Pump business for the three and nine months ended September 30, 2022 and 2021, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Income from discontinued operations before income tax	$10,802	$5,391	$24,488	$14,255
Interest expense	144	195	512	584
Depreciation and amortization	3,096	5,828	14,248	16,993
Restructuring costs, lease impairment expense and other related charges	—	—	—	2
Integration costs	—	5	—	5
Stock compensation expense	(221)	102	18	175
Other	(773)	(575)	(2,250)	(2,144)
Adjusted EBITDA from discontinued operations	$13,048	$10,946	$37,016	$29,870

Income From Continuing Operations Excluding Gain/Loss from Warrants
We define Income from Continuing Operations Excluding Gain/Loss from Warrants as income from continuing operations plus or minus the impact of the change in the fair value of the common stock warrant liability. Management believes that the presentation of our financial statements excluding the impact of the mark-to-market adjustment provides useful information regarding our results of operations and assists in the review of our actual operating performance. The following table provides unaudited reconciliations of Income from Continuing Operations to Income from Continuing Operations Excluding Gain/Loss from Warrants:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Income from continuing operations	$85,728	$57,113	$200,099	$75,278
Fair value loss on common stock warrant liabilities	—	—	—	26,597
Income from Continuing Operations Excluding Gain/Loss from Warrants	$85,728	$57,113	$200,099	$101,875

Adjusted EBITDA Margin
Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by Revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business. The following table provides unaudited reconciliations of Adjusted EBITDA Margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Adjusted EBITDA (A)	$251,339	$179,203	$652,529	$499,359
Revenue (B)	604,173	461,047	1,632,339	1,295,634
Adjusted EBITDA Margin (A/B)	41.6%	38.9%	40.0%	38.5%
Income from continuing operations (C)	$85,728	$57,113	$200,099	$75,278
Income from Continuing Operations Margin (C/B)	14.2%	12.4%	12.3%	5.8%

Free Cash Flow and Free Cash Flow Margin
Free Cash Flow is a non-GAAP measure. Free Cash Flow is defined as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by Total Revenue including discontinued operations. Management believes that the presentation of Free Cash Flow and Free Cash Flow Margin provides useful additional information concerning cash flow available to fund our capital allocation alternatives.
The following table provides unaudited reconciliations of Free Cash Flow and Free Cash Flow Margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$210,385	$130,447	$544,238	$392,055
Purchases of rental equipment and refurbishments	(135,076)	(60,374)	(360,465)	(178,191)
Proceeds from sale of rental equipment	17,183	11,597	52,263	42,034
Purchases of property, plant and equipment	(10,000)	(3,386)	(30,253)	(20,836)
Proceeds from the sale of property, plant and equipment	894	209	1,645	16,647
Free Cash Flow (A)	$83,386	$78,493	$207,428	$251,709

Revenue from continuing operations (B)	$604,173	$461,047	$1,632,339	$1,295,634
Revenue from discontinued operations	33,988	29,505	96,356	81,343
Total Revenue including discontinued operations (C)	638,161	490,552	1,728,695	1,376,977
Free Cash Flow Margin (A/C)	13.1%	16.0%	12.0%	18.3%

Net cash provided by operating activities (D)	$210,385	$130,447	$544,238	$392,055
Net cash provided by operating activities margin (D/B)	34.8%	28.3%	33.3%	30.3%

Adjusted Gross Profit and Adjusted Gross Profit Percentage
Adjusted Gross Profit is a non-GAAP measure defined as gross profit plus depreciation of rental equipment. Adjusted Gross Profit Percentage is defined as Adjusted Gross Profit divided by Revenue. Adjusted Gross Profit and Adjusted Gross Profit Percentage are not measurements of our financial performance under GAAP and should not be considered as an alternative to gross profit, gross profit percentage, or other performance measures derived in accordance with GAAP. In addition, our measurement of Adjusted Gross Profit and Adjusted Gross Profit Percentage may not be comparable to similarly titled measures of other companies. Our management believes that the presentation of Adjusted Gross Profit and Adjusted Gross Profit Percentage provides useful information to investors regarding our results of operations because it assists in analyzing the performance of our business.
The following table provides unaudited reconciliations of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Revenue (A)	$604,173	$461,047	$1,632,339	$1,295,634

Gross profit (B)	$314,332	$239,226	$858,615	$651,134
Depreciation of rental equipment	69,159	52,990	192,228	165,027
Adjusted Gross Profit (C)	$383,491	$292,216	$1,050,843	$816,161

Gross Profit Percentage (B/A)	52.0%	51.9%	52.6%	50.3%
Adjusted Gross Profit Percentage (C/A)	63.5%	63.4%	64.4%	63.0%

Net CAPEX
Net Capital Expenditures ("Net CAPEX") is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively "Total Capital Expenditures"), less proceeds from sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively "Total Proceeds"), which are all included in cash flows from investing activities. Our management believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and property, plant and equipment each year to assist in analyzing the performance of our business. The following table provides unaudited reconciliations of Net CAPEX:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Total purchases of rental equipment and refurbishments	$(135,076)	$(60,374)	$(360,465)	(178,191)
Total proceeds from sale of rental equipment	17,183	11,597	52,263	42,034
Net CAPEX for Rental Equipment	(117,893)	(48,777)	(308,202)	(136,157)
Purchase of property, plant and equipment	(10,000)	(3,386)	(30,253)	(20,836)
Proceeds from sale of property, plant and equipment	894	209	1,645	16,647
Net CAPEX	$(126,999)	$(51,954)	$(336,810)	$(140,346)

Return on Invested Capital
Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by net assets. Adjusted earnings before interest and amortization is the sum of income (loss) before income tax expense, net interest (income) expense, amortization adjusted for non-cash items considered non-core to business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses, reduced by estimated taxes. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 25%. Net assets is total assets less goodwill, and intangible assets, net and all non-interest bearing liabilities. Denominator is calculated as a four quarter average for year-to-date metrics and two quarter average for quarterly metrics.
The following table provides unaudited reconciliations of Return on Invested Capital. Average Invested Capital and Adjusted EBITDA related to our prior Tank and Pump Division has been excluded prospectively from July 1, 2022 only and prior periods have not been adjusted.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Total Assets	$5,810,264	$5,644,181	$5,810,264	$5,644,181
Goodwill	(1,064,582)	(1,178,290)	(1,064,582)	(1,178,290)
Intangible assets, net	(431,291)	(467,289)	(431,291)	(467,289)
Total Liabilities	(4,129,125)	(3,687,597)	(4,129,125)	(3,687,597)
Long Term Debt	2,935,800	2,598,300	2,935,800	2,598,300
Net Assets excluding interest bearing debt and goodwill and intangibles	$3,121,066	$2,909,305	$3,121,066	$2,909,305
Average Invested Capital (A)	$3,147,195	$2,882,975	$3,117,986	$2,853,939

Adjusted EBITDA	$251,339	$190,149	$676,497	$529,229
Depreciation	(79,851)	(68,490)	(234,644)	(213,196)
Adjusted EBITA (B)	$171,488	$121,659	$441,853	$316,033

Statutory Tax Rate (C)	25%	25%	25%	25%
Estimated Tax (B*C)	$42,872	$30,415	$110,463	$79,008
Adjusted earnings before interest and amortization (D)	$128,616	$91,244	$331,390	$237,025
ROIC (D/A), annualized	16.3%	12.7%	14.2%	11.1%

Operating income (E)	$154,112	$96,948	$383,682	$242,847
Total Assets (F)	$5,810,264	$5,644,181	$5,810,264	$5,644,181
Operating income / Total Assets (E/F), annualized	10.5%	6.9%	8.7%	5.8%